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                                                                    Exhibit 23.2

Consent of McGladrey & Pullen, LLP

We hereby consent to the use in this Registration Statement on Form S-4 (No._____) of our report dated April 26, 2000, except for Note 9, as to which the date is June 16, 2000, relating to the consolidated financial statements of R&B Communications, Inc. and subsidiaries. We also consent to the incorporation by reference in this Registration Statement of our report dated February 17, 2000, except for Notes 14 and 15, as to which the date is June 16, 2000, relating to the consolidated financial statements of CFW Communications Company and subsidiaries, February 17, 2000 relating to the financial statements of Virginia PCS Alliance, L.C., and February 17, 2000 relating to the financial statements of West Virginia PCS Alliance, L.C., included in the Current Report on Form 8-K as of July 10, 2000. We also consent to the reference to our Firm under the captions "Experts" and "Selected Historical Consolidated Financial Data" in the joint proxy statement/prospectus.


/s/ McGladrey & Pullen, LLP

Richmond, Virginia
August 4, 2000